UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

CYBER APP SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41946	98-1585090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive
Suite 875
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 713-400-2987

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CYRB	OTC Pink Open Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events

On May 27, 2026, Cyber App Solutions Corp. (the "Company") entered into an agreement with Kips Bay Select, LP ("Kips Bay") and Cyber One, LTD ("Cyber One" and together with Kips Bay, the "Investors"), to defer the Foreclosure originally scheduled for 11.30 a.m. on June 2, 2026. The revised auction date will be July 7, 2026 if a settlement of the convertible promissory notes dated November 21, 2023 (the "Convertible Notes") has not been concluded by that time.

The Company continues to evaluate its options and intends to further engage with the Investors regarding potential alternatives. No assurance can be given regarding the outcome of these discussions or the foreclosure process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: May 29, 2026

By: /s/ Steven Looper
Steven Looper
Chief Executive Officer and President